Exhibit 5

353 North clark Street Chicago IL 60654-3456

November 23, 2016

Internap Corporation

One Ravinia Drive, Suite 1300

Atlanta, Georgia 30346

Re: Registration of Securities on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Internap Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (as amended or supplemented from time to time, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering under Rule 415 of the Securities Act of: (a) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (c) debt securities of the Company (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between the Company and the trustee (the “Trustee”) to be selected by the Company in the form attached as Exhibit 4.10 to the Registration Statement (as such indenture may be amended or supplemented from time to time, the “Indenture”), (d) rights to purchase Common Stock, Preferred Stock and/or other securities (the “Rights”), which may be issued pursuant to a rights agreement and certificates issued thereunder, to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a rights agent (the “Rights Agent”) to be selected by the Company (the “Rights Agreement”), (e) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”), which may be issued under a warrant agreement to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent (the “Warrant Agent”) to be selected by the Company (the “Warrant Agreement”). Collectively, the Common Stock, Preferred Stock, Debt Securities, Rights and Warrants shall be referred to as “Securities” in this opinion.

The amounts, prices and other specific terms of the Securities offered and sold under the Registration Statement will be set forth in the prospectus constituting a part of the Registration Statement and in one or more supplements to such prospectus.

The terms of the Securities to be issued by the Company from time to time will be approved by the board of directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken (the “Company Corporate Proceeding”) in connection with the issuance of the Securities.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (a) the corporate and organizational documents of the Company, (b) certain minutes and records of the Company Corporate Proceedings and (c) the Registration Statement and exhibits thereto.

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Internap Corporation

November 23, 2016

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

Based upon and subject to the qualifications, assumptions and limitations set forth in this letter, we are of the opinion that:

1. When, as and if (a) the Registration Statement will have become effective pursuant to the provisions of the Securities Act, (b) the necessary Company Corporate Proceedings have been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, (c)  such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any Securities offered under the Registration Statement (the “Offered Securities”), in accordance with the terms of such Offered Securities or the instrument governing such Offered Securities providing for such conversion or exercise as approved by the board of directors of the Company or a committee thereof, for the consideration approved by such board of directors of the Company or a committee thereof (which consideration is not less than the par value of the Common Stock), such shares of Common Stock when issued will be validly issued, fully-paid and non-assessable.

2. When, as and if (a) the Registration Statement will have become effective pursuant to the provisions of the Securities Act, (b)  the necessary Company Corporate Proceedings have been taken to authorize the issuance and sale of such shares of Preferred Stock proposed to be sold by the Company, (c) such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), (d) the Company designates the relative rights, preferences and limitations of any such series of Preferred Stock by the board of directors of the Company or a committee thereof and proper filing is made with the Secretary of State of the State of Delaware relating to such series of Preferred Stock, such shares of Preferred Stock when issued will be validly issued, fully-paid and non-assessable.

3. When, as and if (a) the Registration Statement will have become effective pursuant to the provisions of the Securities Act, (b) the necessary Company Corporate Proceedings have been taken to authorize the Indenture, (c) the Indenture has been duly executed and delivered by the Company and the Trustee, (d) the specific terms of a particular series of Debt Securities have been duly authorized and established by the board of directors of the Company or a committee thereof in accordance with the Indenture, (e) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with such Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities when issued will be legally issued and binding obligations of the Company.

Internap Corporation

November 23, 2016

4. When, as and if (a) the Registration Statement will have become effective pursuant to the provisions of the Securities Act, (b)  the necessary Company Corporate Proceedings have been taken to authorize the issuance of such Rights in accordance with the Rights Agreement, (c)  such Rights are issued and delivered in accordance with the Rights Agreement or other applicable underwriting or other agreement, (d) the Rights Agreement to be entered into in connection with the issuance of any Rights has been duly authorized, executed and delivered by the Rights Agent and the Company, such Rights when issued will be legally issued and binding obligations of the Company.

5. When, as and if (a) the Registration Statement will have become effective pursuant to the provisions of the Securities Act, (b)  the necessary Company Corporate Proceedings have been taken to authorize the issuance of such Warrants in accordance with the Warrant Agreement, (c)  such Warrants are issued and delivered in accordance with the Warrant Agreement or other applicable underwriting or other agreement, (d) the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company, such Warrants when issued will be legally issued and binding obligations of the Company.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of (a) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (c) public policy considerations which may limit the rights of parties to obtain certain remedies and (d) other commonly recognized statutory and judicial constraints on enforceability, including, without limitation, statutes of limitations.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law, constitution and reported judicial decisions of the State of Delaware or the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We have assumed without investigation that there has been no relevant change or development between the date of such certificate and the date of this letter.

Internap Corporation

November 23, 2016

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws identified above be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Jenner & Block LLP
JENNER & BLOCK LLP